    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1998
                                                       REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                               ICOS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              91-1463450
                                                  (I.R.S. EMPLOYER
     (STATE OR OTHER JURISDICTION              IDENTIFICATION NUMBER)
   OF INCORPORATION OR ORGANIZATION)

                            22021--20TH AVENUE S.E.
                           BOTHELL, WASHINGTON 98021
                                (425) 485-1900
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              GEORGE B. RATHMANN
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               ICOS CORPORATION
                            22021--20TH AVENUE S.E.
                           BOTHELL, WASHINGTON 98021
                                (425) 485-1900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

                               STEPHEN M. GRAHAM
                               MICHAEL T. PRIOR
                               PERKINS COIE LLP
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON 98101-3099
                                (206) 583-8888

                               ----------------

  Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY THE SELLING STOCKHOLDERS.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

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                                              PROPOSED MAXIMUM
                                  AMOUNT         AGGREGATE
  TITLE OF EACH CLASS OF          TO BE           OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED        PRICE(1)     REGISTRATION FEE
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
Common Stock, par value
 $.01 per share............  7,550,600 shares   $176,261,206       $51,997
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

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sales prices of the Common Stock on August 7, 1998 ($23.344).

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1998

PROSPECTUS

                                7,550,600 SHARES

                                ICOS CORPORATION

                                  COMMON STOCK

                                  -----------

  This Prospectus relates to up to 7,550,600 shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of ICOS Corporation ("ICOS" or the "Company") that may be issued upon the exercise of warrants by certain holders named herein (the "Selling Stockholders") and offered and sold from time to time by the Selling Stockholders. The Common Stock is traded on the Nasdaq National Market ("Nasdaq") under the symbol "ICOS." On August 13, 1998, the last reported sales price of the Common Stock on Nasdaq was $22.25 per share. Application will be made to have the Shares approved for quotation on Nasdaq.

  The Selling Stockholders have not advised the Company of any specific plans for the distribution of the Shares, but it is anticipated that the Shares may be sold from time to time in transactions in the over-the-counter market, through Nasdaq or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. The Company will not receive any proceeds from the sale of the Shares other than payment of the exercise price on any warrants exercised by the Selling Stockholders. The expenses incurred in registering the Shares, including certain legal and accounting fees, will be paid by the Company.

  This Prospectus has been prepared for the purpose of registering the Shares under the Securities Act of 1933, as amended (the "Securities Act"), to allow for future sales by the Selling Stockholders to the public without restriction under the Securities Act. In connection with any such sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

            THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR  ANY STATE SECURITIES  COMMISSION,  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is       , 1998.

                          FORWARD-LOOKING INFORMATION

  This Prospectus includes (or incorporates by reference) "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for such statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results or events to differ materially from those projected or anticipated in the information. All statements other than statements of historical fact made in this Prospectus or incorporated by reference are forward-looking. In particular, the statements herein regarding industry prospects and the Company's future results of operations or financial position are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain as they involve known and unknown risks and uncertainties. Investors are warned that the Company's actual results and the timing of events may differ significantly from management's expectations and, therefore, from the results and events discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the "Risk Factors" described herein.

                             AVAILABLE INFORMATION

  ICOS is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site (http://www.sec.gov) that contains certain reports, proxy statements and other information regarding ICOS. Material filed by ICOS can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, also are available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement or to any document incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or any document incorporated by reference herein, and each such statement is qualified in all respects by such reference.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON SUCH PERSON'S WRITTEN OR ORAL REQUEST, COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, ICOS CORPORATION, 22021--20TH AVENUE S.E., BOTHELL, WASHINGTON 98021, (425) 485-1900.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission (File No. 0-19171) pursuant to the Exchange Act are incorporated herein by reference:

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

  2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998; and

  3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 18, 1991, including any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from their respective dates of filing.

  Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

                                  THE COMPANY

  The Company was formed in 1989 to develop and commercialize proprietary pharmaceuticals for the treatment of inflammatory diseases and other serious medical conditions by understanding the underlying mechanisms and identifying the molecular entities involved.

                                 RISK FACTORS

  The Company identifies the following important factors which could cause actual results or the timing of certain events to differ materially from any results or the timing of any such events that might be projected, forecasted, estimated or budgeted by the Company as forward-looking information. All such factors are difficult to predict and the majority are beyond the control of the Company. Prospective purchasers should carefully review the information contained elsewhere in this Prospectus and incorporated herein by reference and should particularly consider the information set forth below. See "Forward-Looking Information."

  Early Stage of Development; Lack of Commercial Products; No Assurance of Successful Product Development. The Company has not yet completed the development of any products and does not expect to have any products commercially available for several years, if at all. The Company's potential products will require significant additional development, preclinical and clinical testing, regulatory approval and additional investment prior to commercialization. There can be no assurance that further research and development will be successful or will result in therapeutic products that will qualify for approval or be approved by regulatory authorities in order for commercial sales to begin.

  Uncertainty Associated With Clinical Testing. Results of initial preclinical and clinical testing of products under development by the Company are not necessarily predictive of results that will be obtained from subsequent or more extensive preclinical and clinical testing. There can be no assurance that clinical trials of Company products under development will be completed or will demonstrate the products' safety and efficacy. The failure to adequately demonstrate safety and efficacy could significantly delay or prevent regulatory approval of a product. There can be no assurance that unacceptable toxicities or side effects will not occur at any time in the course of human clinical trials or commercial use of the Company's products. The appearance of any such unacceptable toxicities or side effects could cause the Company to interrupt, limit, delay or abort the development of any of its products or, if previously approved, necessitate their withdrawal from the market. Furthermore, there can be no assurance that disease resistance or other physiological factors will not limit the efficacy of the Company's products. Delays in patient enrollment in the Company's current clinical trials or future clinical trials may result in increased costs, program delays or both, which could have a material adverse effect on the Company.

  Continuing Operating Losses; Fluctuating Quarterly Results. The Company has not generated revenues from the commercialization of any products. The Company anticipates that its operating expenses and capital expenditures will increase significantly in 1998 and subsequent years and the Company may incur substantial operating losses at least until sales of its potential products commence. The development of the Company's products will require the commitment of substantial resources to conduct the time-consuming research, preclinical development and clinical trials necessary to bring such products to market and to establish production and marketing capabilities. There can be no assurance that the Company will generate significant product revenues or achieve profitability.

  The Company's operating results may fluctuate significantly from quarter to quarter as a result of a variety of factors, including, but not limited, to the progress, success and timing of clinical trials and other steps necessary for the development and commercialization of the Company's potential products, as well as other factors, including those set forth elsewhere in these "Risk Factors." The Company's operating results are affected by variations in payments under collaborative agreements, including milestone payments, royalties, license fees and other contract revenues, the timing of new product introductions, if any, by the Company, changes in the research and development budgets of the Company's strategic partners and any potential partners, the introduction of new products by the Company's competitors and other competitive factors, regulatory actions, patent licensing activities, patent litigation costs, adoption of new technologies, manufacturing results, and the cost, quality and availability of certain components and materials. If revenue in a particular period does not meet expectations, the Company may not be able to adjust significantly its level of expenditures in such period, which would have an adverse effect on the Company's operating results. Likewise, if certain unanticipated costs are incurred, the Company's revenues may not increase to compensate for the additional costs, which would have an adverse effect on the Company's operating results. The Company believes that quarterly comparisons of its financial results will not necessarily be a meaningful indication of future performance. Due to the foregoing and other unforeseen factors, in some future quarter or quarters the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Common Stock could be materially and adversely effected. See "--Volatility of Stock Price."

  Additional Financing Requirements and Access to Capital. Substantial additional funding will be required for the Company's operations. The Company may seek additional funding through public or private financings, including equity financings, and through other arrangements, including collaborative arrangements. Adequate funds may not be available when needed or on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay, scale back or eliminate expenditures for certain of its programs or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop or commercialize itself.

  Dependence on Others. Under the Company's collaborative agreements with Abbott Laboratories, certain development efforts, and regulatory compliance, manufacturing and marketing activities may be performed primarily by Abbott Laboratories. Similarly, under the Company's joint venture with Suntory Limited of Japan ("Suntory"), certain development and manufacturing activities and regulatory and marketing activities related to product sales in Japan may be performed by Suntory. The Company may enter into similar agreements with other collaborators in the future. Continued collaborator participation will depend not only on the achievement of research objectives by the Company and its collaborators, which cannot be assured, but also on each collaborator's own financial, competitive, marketing and strategic considerations, which are outside the Company's control. Such strategic considerations may include the relative advantages of alternative products being marketed or developed by others, including relevant patent and proprietary positions. There can be no assurance that the interests and motivations of the Company's collaborators are, or will remain, consistent with those of the Company or that such collaborators will successfully perform their development, regulatory compliance, manufacturing or marketing functions or that such current or future collaborations will continue. Furthermore, there can be no assurance that the Company will be able to negotiate additional acceptable collaborative arrangements in the future or that any such arrangements would be successful.

  Uncertain Availability of Third-Party Reimbursement and Product Pricing. The Company's ability to commercialize products successfully will depend substantially on reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations ("HMOs"). There can be no assurance that reimbursement in the United States or foreign countries will be available for any products the Company may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, the Company's products, thereby adversely affecting its business.

  Third-party payors are increasingly challenging the prices charged for medical products and services. Also, the trend toward managed healthcare in the United States and the concurrent growth of organizations, such as HMOs, that can control or significantly influence the purchase of healthcare services and products, as well as legislative proposals to reform healthcare or reduce government insurance programs, may result in lower prices for therapeutic products. The cost-containment measures that healthcare providers are instituting, including practice protocols and guidelines and clinical pathways, and the effect of any healthcare reform, could materially adversely affect the Company's ability to sell products if successfully developed and approved. Moreover, the Company is unable to predict what additional legislation or regulation, if any, relating to the healthcare industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on the Company's business.

  Limited Manufacturing Capabilities; No Marketing or Sales Capability. ICOS currently anticipates the need to hire additional personnel skilled in the manufacturing, clinical testing and regulatory compliance processes. There can be no assurance that ICOS will be able to hire such personnel or establish relationships with others to supplement its resources. ICOS may not have sufficient manufacturing capacity to manufacture its potential biological products in commercial quantities. Moreover, ICOS' manufacturing capacity may be inadequate to complete all clinical trials contemplated by the Company. Although ICOS expects to develop such capacity by expanding its current facilities, building new facilities or contracting with others for manufacturing services, there can be no assurance that such capacity will be developed or be available on a timely basis. The Company does not have facilities for the manufacture of small molecule products. Should the Company decide to market certain of its potential products through a direct sales force in certain markets, if and when regulatory approval is obtained, the Company would be required to either hire a sales force with expertise or contract with a third party to provide a sales force. There can be no assurance that the Company will be able to establish such a sales force or be successful in establishing other channels for distributing its potential products.

  Uncertainty Relating to Patents and Proprietary Rights; Reliance on Licensing Arrangements. The Company's ability to compete effectively with others is materially dependent on the proprietary nature of the Company's patents and technologies. The Company has applied and will continue to apply for patents for its products and certain aspects of its technology, products and processes. The enforceability of certain patents issued to biotechnology firms is highly uncertain. Federal court decisions indicating legal considerations surrounding the validity of biotechnology patents are in transition, and there can be no assurance that the historical legal standards surrounding questions of patent validity will continue to be applied or that current defenses as to issued patents will, in fact, be considered substantial in the future. In addition, there can be no assurance as to the degree and range of the protection any patents will afford, whether patents will be issued, or the extent to which the Company will be successful in not infringing on any patents granted to others.

  ICOS has entered into nonexclusive license agreements, and anticipates entering into additional license agreements in the future, with third parties for technologies that may be useful or necessary for the manufacture and sale of the Company's products. The Company believes that such additional licenses will be available on commercially reasonable terms. The Company has initiated discussions with commercial entities that hold United States patents that may be needed for some of the Company's activities. There can be no assurance, however, that any necessary licenses will be made available on terms acceptable to the Company, if at all. If the Company does not obtain required licenses, it could encounter delays in product development while it attempts to design around the patents, or it could find that the development, manufacture or sale of products requiring such licenses could be foreclosed. In addition, the Company could incur substantial costs and strain management resources in defending any patent litigation brought against it or in asserting its patent rights, including those licensed to it by third parties, in a suit against another party. Although the Company has entered into confidentiality agreements with certain consultants, collaborators and others, there can be no assurance that these confidentiality agreements will adequately protect the Company's trade secrets, know-how or other proprietary information.

  Intense Competition; Rapid Technological Change. The Company is involved in an intensely competitive field. There are many companies and institutions, both public and private, including pharmaceutical companies, chemical companies, specialized biotechnology companies and research and academic institutions, that are engaged in developing synthetic pharmaceuticals and biotechnological products for human therapeutic applications, including the applications targeted by the Company. A number of competitors are conducting research and development in the areas of cell-trafficking, mediators of inflammation and intracellular signal transduction, and research by others specifically addresses areas of technology and/or medical indications or conditions targeted by the Company. Many of these companies have substantially more capital, research and development, regulatory, manufacturing, marketing, human and other resources and experience than the Company and may succeed in developing products that are more effective or less costly than any that may be developed by the Company and may also be more successful than the Company in production or marketing. In addition, other recently developed technologies are, or may in the future be, the basis for competitive products. There can be no assurance that competitors will not succeed in developing technologies and products that are more effective than any being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive.

  Volatility of Stock Price. Market prices for securities of biotechnology companies have been highly volatile. The Company believes that several factors could have a significant effect on the future price of the

Common Stock, including, without limitation, future announcements by the Company or others regarding progress in product development, results and progress of preclinical studies and clinical trials, progress of existing and future collaborations, evidence of the safety or efficacy of products, anticipated and actual financing events, scientific discoveries, technological innovations, commercial products, patents or propriety rights or regulatory actions, litigation, fluctuations in the Company's results of operations and changes in general market conditions for biotechnology stocks.

  Governmental Regulation. The U.S. Food and Drug Administration (the "FDA") and comparable agencies in foreign countries impose substantial requirements on biotechnology and pharmaceutical companies during development of potential products. These requirements include lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures surrounding the development and testing of proposed products. Governmental regulation also affects the manufacture and marketing of pharmaceutical products. Any future FDA or other governmental approval of products developed by the Company may entail limitations on the indicated uses for which such products may be marketed. The effect of governmental regulation may be to delay marketing new products for a considerable period of time, to impose costly requirements on the Company's activities or to provide a competitive advantage to other companies that compete with the Company. There can be no assurance that the FDA or other regulatory review or approval for any product or proposed product will be granted on a timely basis, if at all. A delay in obtaining or failure to obtain such approvals could adversely affect the Company's liquidity and capital resources.

  Potential Product Liability. The Company faces an inherent business risk of exposure to product liability claims in the event that the use of its technology or products is alleged to have resulted in adverse effects. Such risk exists in human clinical trials. There can be no assurance that the Company can avoid significant product liability exposure. A product liability claim could materially adversely affect the business, financial condition or future prospects of the Company. Although the Company has in place product liability insurance it believes is appropriate to its current level of clinical trials, there can be no assurance that the Company will be able to maintain such coverage in the future on acceptable terms or that such insurance will provide adequate coverage against potential liabilities. There can be no assurance that adequate insurance coverage will be available at acceptable costs, if at all.

  Hazardous Materials; Environmental Matters. The Company's research and development activities involve the controlled use of hazardous materials, chemicals, viruses and radioactive compounds. The Company is subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although the Company believes that it complies with standards prescribed by such laws, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the Company could be held liable for any damages that result. The Company's operations, business or assets may be materially adversely affected by current or future environmental laws or regulations.

  Key Personnel. The Company is highly dependent on its scientific and administrative staff and management team. The loss of any of these individuals could adversely affect the Company. The Company is also highly dependent on its ability to attract and retain qualified scientific, technical and key management personnel. There is intense competition for qualified personnel in the areas of the Company's activities and there can be no assurance that the Company will be able to continue to attract and retain qualified personnel necessary for the development of its business.

  Shares Eligible for Future Sale. Sales in the public market of substantial amounts of the Company's Common Stock, including the sale of the Shares offered hereby, or the perception that such sales could occur, could depress prevailing market prices of the Common Stock. As of July 31, 1998, the Company had 40,010,496 shares of Common Stock outstanding. In addition to the up to 7,550,600 shares of Common Stock that may be offered and sold hereby by the Selling Stockholders following the exercise of certain warrants, as of July 31, 1998 the Company had granted options to purchase 6,410,449 shares of Common Stock. See "Selling Stockholders." Such warrants and options generally have an exercise price that is substantially below the prevailing market price of the Common Stock as of August 14, 1998, and the exercise of such warrants and options and prompt resale of the Common Stock received may result in downward pressure on the price of the Common Stock.

  The Company is also obligated to issue in June 1999 additional warrants to purchase up to an aggregate of approximately 7,600,000 shares of Common Stock at an exercise price to be determined at the time but expected to be a 25% premium to the then-prevailing market price of the Common Stock. The existence of the currently outstanding warrants and options to purchase Common Stock, and the obligation to issue such additional warrants, may negatively affect the Company's ability to complete future equity financings at prices and on terms acceptable to the Company.

                             SELLING STOCKHOLDERS

  In connection with the formation of a limited partnership, ICOS Clinical Partners, L.P., to support the development of certain products, in June and August 1997 the Company issued Series A Limited Partner Warrants (the "Warrants") to purchase an aggregate of up to 5,539,800 shares of Common Stock at an exercise price of $9.13 per share and up to an aggregate of 2,010,800 shares of Common Stock at an exercise price of $10.35 per share. The Warrants may be exercised in whole or in part at any time after October 1, 1998 and before June 1, 2002. Under the terms of the Warrants, the Company is obligated to use its commercially reasonable efforts to maintain an effective registration statement for the entire exercise period to facilitate public resales of shares received on exercise of the Warrants. The Selling Stockholders may offer or sell Shares received upon exercise of the Warrants from time to time in the manner contemplated under "Plan of Distribution." The Selling Stockholders may also, where permitted, resell the Shares in private transactions pursuant to Rule 144 under the Securities Act. Each of the Selling Stockholders holds an interest in ICOS Clinical Partners, L.P., which is party to a product development agreement with the Company.

  The following table provides certain information as of August 11, 1998 regarding each Selling Stockholder and the maximum number of Shares that may be offered by it.

                                                                   SHARES OF
                                                                 COMMON STOCK
                                                              BENEFICIALLY OWNED
                                                               AFTER OFFERING(2)
                                                            -----------------------
                           SHARES OF COMMON                           PERCENTAGE OF
                          STOCK BENEFICIALLY MAXIMUM NUMBER              COMMON
                            OWNED PRIOR TO   OF SHARES THAT               STOCK
NAME                         OFFERING(1)      MAY BE SOLD    AMOUNT    OUTSTANDING
----                      ------------------ -------------- --------- -------------
George B. Rathmann(3)...      2,471,152          328,000    2,143,152      6.1%
Thomas P. St. John(4)...        184,867            2,000      182,867        *
Frank T. Cary(5)........        174,735            8,000      166,735        *
James L. Ferguson(5)....        158,485            8,000      150,485        *
William H. Gates,
 III(6).................      5,370,631          328,000    5,042,631     13.3%
Robert W. Pangia(5).....        143,485            8,000      135,485        *
All other Selling Stock-
 holders as a group
 (1,407 persons) (7)....                       6,868,600

--------
 *  Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of August 11, 1998 are deemed outstanding and to be beneficially owned by the Selling Stockholder holding such options or warrants for the purpose of computing the percentage ownership of such Selling Stockholder, but are not treated as outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.
(2) Assumes the Selling Stockholder exercises his Warrant in full and sells all Shares received upon exercise.
(3) Includes 633,997 shares issuable upon exercise of stock options or warrants, including the Warrants, that are exercisable within 60 days of August 11, 1998 and 150,000 shares held by the Rathmann Family Revocable Trust.
(4) Includes 142,367 shares issuable upon exercise of stock options or warrants, including the Warrants, that are exercisable within 60 days of August 11, 1998.
(5) Includes 143,485 shares issuable upon exercise of stock options or warrants, including the Warrants, that are exercisable within 60 days of August 11, 1998.
(6) Includes 345,012 shares issuable upon exercise of stock options or warrants, including the Warrants, that are exercisable within 60 days of August 11, 1998.
(7) Represents unaffiliated Selling Stockholders that, to the Company's knowledge, do not beneficially own 1% or more of the Common Stock.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Company will pay all expenses incurred by it in registering the Shares, including legal and accounting fees.

  The Company will receive the proceeds of any exercise of the Warrants. If all the Warrants are exercised, the Company will receive aggregate gross proceeds of $71,390,154, but there can be no assurance that any or all of the Warrants will be exercised. After payment of the Company's expenses related to this offering, which are estimated to be approximately $98,000, any remaining net proceeds received by the Company will be used for general corporate purposes.
                             PLAN OF DISTRIBUTION

  The Common Stock is traded on Nasdaq. The Shares may be sold from time to time by the Selling Stockholders in transactions in the over-the-counter market, through Nasdaq or on one or more other securities markets and exchanges, in privately negotiated transactions, through the writing of options, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, including through block trades in which brokers or dealers may attempt to sell the Shares as agent but may position and resell the block as principal to facilitate the transaction. Any broker-dealers participating in the distribution of the Shares may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both. In connection with any sales of Shares by any Selling Stockholder, such Selling Stockholder and any broker-dealers who participate in such sale may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares of Common Stock purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

  The rules of the Commission generally prohibit underwriters, brokers, dealers and certain other persons engaged or participating in the distribution of the Shares, including the Selling Stockholders, from making a market in such Shares during the "cooling off" period preceding the commencement of such distribution, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders.

  In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

  Pursuant to the terms of the Warrants, ICOS has agreed to bear all expenses it incurs in registering and listing the Shares.

  There can be no assurance that any Selling Stockholder will exercise its Warrant in whole or in part or sell any or all of the Shares offered hereunder. It is anticipated that this offering will remain in effect until May 31, 2002 or until the Shares have been sold, whichever is earlier.

                                    EXPERTS

  The consolidated financial statements of ICOS Corporation as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby has been passed upon for the Company by Perkins Coie LLP, Seattle, Washington.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

Forward-Looking Information.................................................   2
Available Information.......................................................   2
Incorporation of Certain Documents by Reference.............................   3
The Company.................................................................   3
Risk Factors................................................................   4
Selling Stockholders........................................................   9
Use of Proceeds.............................................................  10
Plan of Distribution........................................................  10
Experts.....................................................................  10
Legal Matters...............................................................  10



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               7,550,600 SHARES

                               ICOS CORPORATION

                                 COMMON STOCK

                               ----------------

                                  PROSPECTUS

                               ----------------



                                      , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Nasdaq National Market additional listing fee.

   Securities and Exchange Commission registration fee................. $51,997
   Nasdaq National Market additional listing fee.......................  17,500
   Printing and engraving expenses.....................................  10,000
   Legal fees and expenses.............................................  10,000
   Accounting fees and expenses........................................   5,000
   Miscellaneous fees and expenses.....................................   3,503
                                                                        -------
       Total........................................................... $98,000
                                                                        =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145 of the DGCL further provides that to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

  Section 10 of the Registrant's Amended and Restated Bylaws (the "Bylaws") requires indemnification of officers and directors to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by

Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, Board approval is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

  Article 10 of the Registrant's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  The Registrant's officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which the Registrant grants them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period. Additionally, the Registrant's outside directors are covered by a similar insurance policy.

ITEM 16. EXHIBITS

    5.1  Opinion of Perkins Coie LLP, counsel to the Registrant
   23.1  Consent of KPMG Peat Marwick LLP, independent certified public accountants
   23.2  Consent of Perkins Coie LLP (contained in Exhibit 5.1)
   24.1  Power of attorney (contained on Page II-4)

ITEM 17. UNDERTAKINGS

  A. The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  D. The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 14th day of August, 1998.

                                          ICOS CORPORATION

                                                   /s/ George B. Rathmann
                                          By: _________________________________
                                                      GEORGE B. RATHMANN
                                                  CHAIRMAN, CHIEF EXECUTIVE
                                                    OFFICER AND PRESIDENT

                               POWER OF ATTORNEY

  Each person whose individual signature appears below hereby authorizes George B. Rathmann, Howard S. Mendelsohn, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 14th day of August, 1998.

                 SIGNATURE             TITLE
                 ---------             -----
        /s/ George B. Rathmann         Chairman, Chief Executive Officer
______________________________________  and President
            George B. Rathmann

          /s/ Gary L. Wilcox           Director and Executive Vice President,
______________________________________  Operations
              Gary L. Wilcox

       /s/ Howard S. Mendelsohn        Chief Accounting Officer
______________________________________
           Howard S. Mendelsohn

          /s/ Frank T. Cary            Director
______________________________________
              Frank T. Cary

        /s/ James L. Ferguson          Director
______________________________________
            James L. Ferguson

      /s/ William H. Gates, III        Director
______________________________________
          William H. Gates, III

         /s/ Janice M. LeCocq          Director
______________________________________
             Janice M. LeCocq

                 SIGNATURE             TITLE
                 ---------             -----
        /s/ David V. Milligan          Director
______________________________________
          David V. Milligan

         /s/ Robert W. Pangia          Director
______________________________________
           Robert W. Pangia

     /s/ Alexander B. Trowbridge       Director
______________________________________
       Alexander B. Trowbridge

        /s/ Walter B. Wriston          Director
______________________________________
          Walter B. Wriston

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
 -------
   5.1   Opinion of Perkins Coie LLP, counsel to the Registrant
  23.1   Consent of KPMG Peat Marwick LLP, independent certified public accountants
  23.2   Consent of Perkins Coie LLP (contained in Exhibit 5.1)
  24.1   Power of attorney (contained on Page II-4)